Law Offices of

Paul, Hastings, Janofsky & Walker LLP

A Limited Liability Partnership Including Professional Corporations

55 Second Street

San Francisco, California 94105

Telephone (415) 856-7000

Facsimile (415) 856-7100

Internet: www.paulhastings.com

January 25, 2005

GE Private Asset Management Mutual Funds, Inc.

15233 Ventura Boulevard, Fifth Floor

Sherman Oaks, California 91403

Re:	GE Private Asset Management Mutual Funds, Inc., File Nos. 333-61973 and 811-8977 (the “Registrant”)

Ladies and Gentlemen:

We hereby consent to the inclusion of our law firm’s name as counsel to the Registrant, as shown in Post-Effective Amendment No. 11 to the Registrant’s Registration Statement on Form N-1A.

Very truly yours,

/S/    PAUL, HASTINGS, JANOFSKY & WALKER LLP